Exhibit 1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing information required by Schedule 13G needs be filed with respect to the ownership by each of the undersigned of shares of capital stock of NetScout Systems, Inc.


Date:  September 29, 2005

                                                  /s/ Narendra Popat
                                                  ------------------
                                                  Narendra Popat


                                                  /s/ Jyoti Popat
                                                  ---------------
                                                  Jyoti Popat



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